As filed with the Securities and Exchange Commission on August 17, 2016

Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	93-0987903
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121
(858) 259-9405
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. David Hansen
Chief Executive Officer
MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121
(858) 259-9405
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Harvey Kesner, Esq. Tara Guarneri-Ferrara, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Fl. New York, NY 10006 (212) 930-9700	John D. Hogoboom, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (646) 414-6846

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ (Registration No. 333-211421)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee
Common stock, par value $0.01 per share (2)(5)(6)		$813,750		$81.94
Series F Convertible Preferred Stock, par value $0.01 per share (2)(6)	$	---	$	---
Class A Common Stock Purchase Warrants (3)(6)		---		---
Common Stock issuable upon exercise of Class A Common Stock Purchase Warrants (2)(4)(6)		$813,750		$81.94
Class B Common Stock Purchase Warrants (3)		--		---
Common Stock issuable upon exercise of Class B Common Stock Purchase Warrants (2)(4)(6)		$813,750		$81.94
Underwriter warrants (3)(6)		---		---
Common Stock issuable upon exercise of underwriter warrants (2)(4)(6)	$	---	$	---
Total		$2,441,250		$245.82

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No separate fee is payable pursuant to Rule 457(g).
(4) (5) (6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g).
Includes shares of common stock issuable upon conversion of Series F Convertible Preferred Stock.
Represents shares and warrants subject to the underwriter’s over-allotment option.

__________

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement on Form S-1 relating to the public offering of common stock of MabVax Therapeutics Holdings, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-211421), as amended (the “Prior Registration Statement”) is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the maximum aggregate offering price of the shares be offered in the public offering by $813,750, including shares that may be sold pursuant to an option to purchase additional shares granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission on August 16, 2016, are hereby incorporated by reference.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 17th day of August, 2016.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer (Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. David Hansen J. David Hansen	Chairman of the Board, President and Chief Executive Officer (Principal executive officer)	August 17, 2016

/s/ Gregory P. Hanson Gregory P. Hanson	Chief Financial Officer (Principal financial and accounting officer)	August 17, 2016

/s/ * Kenneth M. Cohen	Director	August 17, 2016

/s/ * Robert E. Hoffman	Director	August 17, 2016

/s/ * Philip O. Livingston, M.D.	Director	August 17, 2016

/s/ * Paul V. Maier	Director	August 17, 2016

/s/ * Jeffrey V. Ravetch, M.D., Ph.D.	Director	August 17, 2016

/s/ * Thomas Varvaro	Director	August 17, 2016

/s/ * Jeffrey Eisenberg	Director	August 17, 2016

* By:  /s/ Gregory P. Hanson
           Gregory P. Hanson
           Attorney-in-fact

Exhibit Index

Exhibit Number		Description

5.1		Opinion of Sichenzia Ross Friedman Ference, LLP.

23.1		Consent of CohnReznick LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Sichenzia Ross Friedman Ference, LLP (contained in Exhibit 5.1).

24.1	†	Power of Attorney (contained in the signature page to this registration statement).

† Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-211421) filed with the Commission on May 17, 2015.